WEEDMAPS MEDIA, INC.

NON-RECOURSE SECURED PROMISSORY NOTE

$4,125,000.00	November 18, 2011
Newport Beach, CA

For value received, WeedMaps Media, Inc., a Nevada corporation (the “Payor”), promises to pay to Global Life Enhancements, Inc., a New Jersey corporation, or its assigns (the “Holder”), the principal sum of Four Million One Hundred Twenty Five Thousand Dollars ($4,125,000.00) (the “Principal Amount”).  The principal hereof and any unpaid accrued interest thereon shall be due and payable in accordance with Section 2, below, but in no event later than 5:00 p.m., Pacific Standard Time, on November 18, 2017 (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 5 hereof).  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 6 hereof.  Interest shall accrue on the outstanding principal amount beginning on January 18, 2012, at the rate of one-half of one percent (0.5%) per annum, payable on the Maturity Date, and such interest shall continue on the outstanding principal until paid in full.

1.           HISTORY OF THE NOTE.  This Note is being delivered to Holder in connection with that certain Domain Name Purchase Agreement by and between Payor and Holder dated as of the date hereof (the “Purchase Agreement”).

2.           PAYMENT SCHEDULE.  The Principal Amount of this Note shall be repaid by Borrower in sixty nine (69) equal monthly installments of principal and interest of Sixty Thousand Six Hundred Fifty Eight Dollars and Fifty Five Cents ($60,658.55) beginning on January 18, 2012 and continuing on the 18th of each month thereafter.  An amortization schedule has been attached hereto as Exhibit A.

3.           PREPAYMENT.  This Note may be prepaid at the election of the Payor, as a whole and not in part, at any time or from time to time, together with any accrued but unpaid interest.  In the event Payor prepays the note during the first thirty six (36) months after the date hereof, Payor shall be entitled to a prepayment discount of Six Hundred Eighteen Thousand Seven Hundred Fifty Dollars ($618,750.00); in the event Payor prepays the note between month 36 and 48, Payor shall be entitled to a prepayment discount of Four Hundred Twelve Thousand Five Hundred Dollars ($412,500.00).

4.           TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the written consent of the other party, which consent may be withheld in the other party’s sole discretion.  Notwithstanding the above, Payor may assign or transfer this Note to its parent company or to another wholly-owned subsidiary of Payor or its parent company, and Payor will notify Holder of any such transfer, pledge, hypothecation or assignment within five (5) business days thereof.

5.           DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)           The non-payment, within five (5) business days of when due, of any payment of principal or interest pursuant to this Note.  Any late payments will be subject to a late charge of five percent (5%) of the amount of the applicable payment.  In the event the Holder becomes aware of a breach of this Section 5(a), the Holder shall notify the Payor in writing of such breach and the Payor shall have ten (10) business days after notice to cure such breach;

(b)           The material breach of any representation or warranty by Payor in this Note.  In the event the Holder becomes aware of a breach of this Section 5(b), then provided such breach is capable of being cured by Payor, the Holder shall notify the Payor in writing of such breach and the Payor shall have ten (10) business days after notice to cure such breach;

(c)           The breach of any covenant or undertaking by Payor, not otherwise provided for in this Section 5;

(d)           The commencement by the Payor of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Payor as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Payor for, acquiescence in, or consent by the Payor to, the appointment of any receiver or trustee for the Payor or for all or a substantial part of the property of the Payor; or the assignment by the Payor for the benefit of creditors; or the written admission of the Payor of its inability to pay its debts as they mature; or

(e)           The commencement against the Payor of any proceeding relating to the Payor under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Payor consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for twenty (20) days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Payor or for all or a substantial part of the property of the Payor, which order, judgment or decree remains undismissed for twenty (20) days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Payor.

Upon the occurrence of any Default or Event of Default, the Holder may, by written notice to the Payor, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

6.           NOTICES.  All notices required or permitted hereunder shall be in writing and shall be delivered as set forth in the Purchase Agreement.

7.           GOVERNING LAW; VENUE.  The terms of this Note shall be construed in accordance with the laws of the State of New Jersey, as applied to contracts entered into by New Jersey residents within the State of New Jersey, and to be performed entirely within the State of New Jersey.  Any action brought by any party hereto shall be brought within the State of New Jersey.

8.           CONFORMITY WITH LAW.  It is the intention of the Payor and of the Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Payor or credited on the principal amount of this Note.

9.           NO SETOFF.  All payments made by the Payor hereunder will be made without setoff, counterclaim or other defense.  All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein and all interest, penalties or similar liabilities with respect thereto.

10.         MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Payor and the Holder.

11.         ATTORNEY’S FEES.  In the event the Holder shall refer this Note to an attorney to enforce the terms hereof, the Payor agree to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Holders’ rights, including reasonable attorney’s fees, whether or not suit is instituted.

12.         WAIVER OF PRESENTMENT, ETC.  The Payor hereby waives demand, protest, presentment for payment, notice of nonpayment, notice of dishonor, or notice of any kind in connection with this Note.

13.         SECURITY.  This Note is secured by the Domain Name being purchased pursuant to the Purchase Agreement, which is held in escrow until this Note is paid in full.

IN WITNESS WHEREOF, Payor has executed this Non-Recourse Secured Promissory Note as of the date first written above.

“Payor”

WeedMaps Media, Inc.,
a Nevada corporation

/s/ James Pakulis
By:	James Pakulis
Its:	President

Acknowledged:

Global Life Enhancements, Inc.

/s/ Brian Petruzzi
By:	Brian Petruzzi
Its:	President

Exhibit A

Amortization Schedule

Period	Principal Balance	Interest	Principal Payment	Total Payment
1	4,125,000.00	(1,718.75)	(58,939.80)	(60,658.55)
2	4,066,060.20	(1,694.19)	(58,964.36)	(60,658.55)
3	4,007,095.83	(1,669.62)	(58,988.93)	(60,658.55)
4	3,948,106.90	(1,645.04)	(59,013.51)	(60,658.55)
5	3,889,093.39	(1,620.46)	(59,038.10)	(60,658.55)
6	3,830,055.29	(1,595.86)	(59,062.70)	(60,658.55)
7	3,770,992.59	(1,571.25)	(59,087.31)	(60,658.55)
8	3,711,905.29	(1,546.63)	(59,111.93)	(60,658.55)
9	3,652,793.36	(1,522.00)	(59,136.56)	(60,658.55)
10	3,593,656.80	(1,497.36)	(59,161.20)	(60,658.55)
11	3,534,495.61	(1,472.71)	(59,185.85)	(60,658.55)
12	3,475,309.76	(1,448.05)	(59,210.51)	(60,658.55)
13	3,416,099.25	(1,423.37)	(59,235.18)	(60,658.55)
14	3,356,864.07	(1,398.69)	(59,259.86)	(60,658.55)
15	3,297,604.21	(1,374.00)	(59,284.55)	(60,658.55)
16	3,238,319.65	(1,349.30)	(59,309.25)	(60,658.55)
17	3,179,010.40	(1,324.59)	(59,333.97)	(60,658.55)
18	3,119,676.43	(1,299.87)	(59,358.69)	(60,658.55)
19	3,060,317.74	(1,275.13)	(59,383.42)	(60,658.55)
20	3,000,934.32	(1,250.39)	(59,408.17)	(60,658.55)
21	2,941,526.16	(1,225.64)	(59,432.92)	(60,658.55)
22	2,882,093.24	(1,200.87)	(59,457.68)	(60,658.55)

23	2,822,635.56	(1,176.10)	(59,482.46)	(60,658.55)
24	2,763,153.10	(1,151.31)	(59,507.24)	(60,658.55)
25	2,703,645.86	(1,126.52)	(59,532.04)	(60,658.55)
26	2,644,113.82	(1,101.71)	(59,556.84)	(60,658.55)
27	2,584,556.98	(1,076.90)	(59,581.66)	(60,658.55)
28	2,524,975.33	(1,052.07)	(59,606.48)	(60,658.55)
29	2,465,368.85	(1,027.24)	(59,631.32)	(60,658.55)
30	2,405,737.53	(1,002.39)	(59,656.16)	(60,658.55)
31	2,346,081.37	(977.53)	(59,681.02)	(60,658.55)
32	2,286,400.34	(952.67)	(59,705.89)	(60,658.55)
33	2,226,694.46	(927.79)	(59,730.77)	(60,658.55)
34	2,166,963.69	(902.90)	(59,755.65)	(60,658.55)
35	2,107,208.04	(878.00)	(59,780.55)	(60,658.55)
36	2,047,427.49	(853.09)	(59,805.46)	(60,658.55)
37	1,987,622.03	(828.18)	(59,830.38)	(60,658.55)
38	1,927,791.65	(803.25)	(59,855.31)	(60,658.55)
39	1,867,936.34	(778.31)	(59,880.25)	(60,658.55)
40	1,808,056.09	(753.36)	(59,905.20)	(60,658.55)
41	1,748,150.90	(728.40)	(59,930.16)	(60,658.55)
42	1,688,220.74	(703.43)	(59,955.13)	(60,658.55)
43	1,628,265.61	(678.44)	(59,980.11)	(60,658.55)
44	1,568,285.50	(653.45)	(60,005.10)	(60,658.55)
45	1,508,280.40	(628.45)	(60,030.10)	(60,658.55)
46	1,448,250.29	(603.44)	(60,055.12)	(60,658.55)

47	1,388,195.17	(578.41)	(60,080.14)	(60,658.55)
48	1,328,115.03	(553.38)	(60,105.17)	(60,658.55)
49	1,268,009.86	(528.34)	(60,130.22)	(60,658.55)
50	1,207,879.64	(503.28)	(60,155.27)	(60,658.55)
51	1,147,724.37	(478.22)	(60,180.34)	(60,658.55)
52	1,087,544.04	(453.14)	(60,205.41)	(60,658.55)
53	1,027,338.63	(428.06)	(60,230.50)	(60,658.55)
54	967,108.13	(402.96)	(60,255.59)	(60,658.55)
55	906,852.54	(377.86)	(60,280.70)	(60,658.55)
56	846,571.84	(352.74)	(60,305.82)	(60,658.55)
57	786,266.02	(327.61)	(60,330.94)	(60,658.55)
58	725,935.08	(302.47)	(60,356.08)	(60,658.55)
59	665,579.00	(277.32)	(60,381.23)	(60,658.55)
60	605,197.77	(252.17)	(60,406.39)	(60,658.55)
61	544,791.38	(227.00)	(60,431.56)	(60,658.55)
62	484,359.82	(201.82)	(60,456.74)	(60,658.55)
63	423,903.08	(176.63)	(60,481.93)	(60,658.55)
64	363,421.15	(151.43)	(60,507.13)	(60,658.55)
65	302,914.02	(126.21)	(60,532.34)	(60,658.55)
66	242,381.68	(100.99)	(60,557.56)	(60,658.55)
67	181,824.12	(75.76)	(60,582.79)	(60,658.55)
68	121,241.33	(50.52)	(60,608.04)	(60,658.55)
69	60,633.29	(25.26)	(60,633.29)	(60,658.55)

	Totals	(60,440.26)	(4,125,000.00)	(4,185,440.26)